APPRAISAL OF
CERTAIN
OIL AND GAS INTERESTS
OWNED BY
PETROLIA ENERGY CORPORATION
LOCATED IN
CREEK COUNTY, OKLAHOMA
AS OFDECEMBER 31, 2021

PREPARED FOR
PETROLIA ENERGY CORPORATION
SEC Pricing

MKM ENGINEERING
F-009377

Michele K. Mudrone, P.E.
August 31, 2022

STATE OF TEXAS
MICHELE K. MUDRONE
62795
LICENSED
PROFESSIONAL ENGINEER

MKM ENGINEERING
Oil and Gas Consulting Services
3905 Sagamore Hill Court
Plano, Texas 75025

August 31, 2022

Mr. Mark Allen
Petrolia Energy Corporation
710 N. Post Oak Road, Suite 400
Houston, TX 77024

Dear Mr. Allen:

As requested, we are submitting our estimates of proved and probable reserves and our forecasts of the resulting economics attributable to the interests of Petrolia Energy Corporation as of December 31, 2021, in certain properties located in Creek County, Oklahoma. We completed our evaluation on August 31, 2022. It is our understanding that the proved and probable reserves estimated in this report constitute approximately 60% of all proved and probable reserves owned by Petrolia Energy Corporation in the United States.

This report has been prepared for Petrolia Energy Corporation use in filing with the SEC; in our opinion the assumptions, data, methods, and procedures used in the preparation of this report are appropriate for such purpose. Composite reserve estimates and economic forecasts are summarized below:

		Proved	Proved Developed Producing	Proved Non-Producing
Net Reserves				
Oil/Condensate	MBbl	488.7	26.9	461.8
Gas	MMcf	0.0	0.0	0.0
Revenue				
Oil/Condensate	M$	31,715.6	1,746.4	29,969.2
Gas	M$	0.0	0.0	0.0
Severance and Ad Valorem Taxes	M$	2,250.2	123.9	2,126.3
Operating Expenses	M$	8,664.0	566.7	8,097.3
Investments	M$	472.4	0.0	472.4
Operating Income (BFIT)	M$	20,328.8	1,055.7	19,273.1
Discounted @ 10%	M$	6,569.0	392.9	6,176.1

Composite probable reserve estimates and economic forecasts are summarized below:

		Probable	Probable Non-Producing	Probable Undeveloped
Net Reserves				
Oil/Condensate	MBbl	165.8	127.8	38.0
Gas	MMcf	0.0	0.0	0.0
Revenue				
Oil/Condensate	M$	10,758.8	8,290.1	2,468,7
Gas	M$	0.0	0.0	0.0
Severance and Ad Valorem Taxes	M$	763.4	588.2	175.2
Operating Expenses	M$	2,658.4	2,270.1	388.3
Investments	M$	1,080.0	540.0	540.0
Operating Income (BFIT)	M$	6,257.1	4,891.8	1,365.3
Discounted @ 10%	M$	2,181.9	1,460.8	721.1

In accordance with the Securities and Exchange Commission guidelines, the operating income (BFIT) has been discounted at an annual rate of 10% to determine its "present worth". The discounted value, "present worth", shown above should not be construed to represent an estimate of the fair market value by MKM Engineering.

As requested, hydrocarbon pricing of $66.56 per barrel of oil/condensate (WTI Cushing) and $3.60 per MMBtu of gas (Henry Hub) was used. In accordance with the Securities and Exchange Commission guidelines, these prices were determined as an unweighted arithmetic average of the first-day-of-the-month price for each month of 2021. The oil and gas prices were held constant and were adjusted for gravity, heating value, quality, transportation and marketing. The adjusted volume-weighted average product prices over the life of the properties are $64.90 per barrel of oil and $3.60 per mcf of gas.

Operating costs were based on operating expense records of Petrolia Energy Corporation. Development costs were furnished to us by Petrolia and are based on authorization for expenditures for the proposed work or actual costs of similar projects. The development costs furnished to us were accepted as factual data and reviewed by MKM Engineering for their reasonableness; however, we have not conducted an independent verification of these costs. As per the Securities and Exchange Commission guidelines, neither expenses nor investments were escalated. The expenditures for plugging, abandonment, and reclamation of some of the properties were included in this report.

The proved and probable reserve classifications conform to criteria of the Securities and Exchange Commission. The reserves and economics are predicted on the regulatory agency classifications, rules, policies, laws, taxes, and royalties in effect on the date of this report except as noted herein. In evaluating the information at our disposal concerning this report, we have excluded from our consideration all matters as to which the controlling interpretation may be legal or accounting, rather than engineering and geosciences. Therefore, the possible effects of changes in legislation or other Federal or State restrictive actions have not been considered. An on-site field inspection of these properties has not been made nor have the wells been tested by MKM Engineering. Possible environmental liability related to the properties has not been investigated nor considered.

The reserves were estimated using a combination of the production performance, volumetric and analogy methods, in each case as we considered to be appropriate and necessary to establish the conclusions set forth herein. All reserve estimates represent our best judgment based on data available at the time of preparation and assumptions as to future economic and regulatory conditions. It should be realized that the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

The process of estimated reserves is complex. It requires significant judgments and decisions based on available geological, geophysical, engineering, and economic data. These estimates may change substantially as additional data from ongoing development activities and production performance becomes available and as economic conditions impacting oil and gas prices and costs change. The reserve estimates contained herein are based on current production forecasts, prices, and economic conditions.

As circumstances change and additional data become available, reserve estimates also change. Estimates made are reviewed and revised, either upward or downward, as warranted by the new information. Revisions are often required due to changes in well performance, prices, economic conditions, and governmental restrictions.

Although every reasonable effort is made to ensure that reserve estimates are accurate, reserve estimation is an inferential science. As a result, the subjective decisions, new geological or production information, and a changing environment may impact these estimates. Revisions to reserve estimates can arise from changes in year end oil and gas prices, and reservoir performance. Such revisions can be positive or negative.

The reserve estimates were based on interpretations of factual data furnished by Petrolia Energy Corporation. Ownership interests were supplied by Petrolia Energy Corporation and were accepted as furnished. To some extent, information from public records has been used to check and/or supplement this data. The basic engineering and geological data were utilized subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data.

MKM Engineering is independent with respect to Petrolia Energy Corporation as provided in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers ("SPE Standards"). Neither MKM Engineering nor any of its employees has any interest in the subject properties. Neither the employment to make this study nor the compensation is contingent on the results of our work or the future production rates for the subject properties.

Our work papers and related data are available for inspection and review by authorized parties.

Respectfully submitted,

MKM ENGINEERING
Texas Registered Engineering Firm F-009733

Michele K. Mudrone

Michele K. Mudrone, P.E.

STATE OF TEXAS
MICHELE K. MUDRONE
62795
LICENSED
PROFESSIONAL ENGINEER

Attachments

LIST OF ECONOMIC TABLES

Table No.

Appendix

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

(22) *Proved oil and gas reserves.* Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and
(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.
(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.
(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and
(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

(23) *Proved properties.* Properties with proved reserves.

(24) *Reasonable certainty.* If deterministic methods are used, reasonable certainty means a high degree of confidence that the quantities will be recovered. If probabilistic methods are used, there should be at least a 90% probability that the quantities actually recovered will equal or exceed the estimate. A high degree of confidence exists if the quantity is much more likely to be achieved than not, and, as changes due to increased availability of geoscience (geological, geophysical, and geochemical), engineering, and economic data are made to estimated ultimate recovery (EUR) with time, reasonably certain EUR is much more likely to increase or remain constant than to decrease.

(25) *Reliable technology.* Reliable technology is a grouping of one or more technologies (including computational methods) that has been field tested and has been demonstrated to provide reasonably certain results with consistency and repeatability in the formation being evaluated or in an analogous formation.

(26) *Reserves.* Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

Note to paragraph (a)(26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).

Excerpted from the FASB Accounting Standards Codification Topic 932, Extractive Activities—Oil and Gas:

932-235-50-30 A standardized measure of discounted future net cash flows relating to an entity's interests in both of the following shall be disclosed as of the end of the year:

a. Proved oil and gas reserves (see paragraphs 932-235-50-3 through 50-11B)
b. Oil and gas subject to purchase under long-term supply, purchase, or similar agreements and contracts in which the entity participates in the operation of the properties on which the oil or gas is located or otherwise serves as the producer of those reserves (see paragraph 932-235-50-7).

The standardized measure of discounted future net cash flows relating to those two types of interests in reserves may be combined for reporting purposes.

932-235-50-31 All of the following information shall be disclosed in the aggregate and for each geographic area for which reserve quantities are disclosed in accordance with paragraphs 932-235-50-3 through 50-11B:

a. Future cash inflows. These shall be computed by applying prices used in estimating the entity's proved oil and gas reserves to the year-end quantities of those reserves. Future price changes shall be considered only to the extent provided by contractual arrangements in existence at year-end.
b. Future development and production costs. These costs shall be computed by estimating the expenditures to be incurred in developing and producing the proved oil and gas reserves at the end of the year, based on year-end costs and assuming continuation of existing economic conditions. If estimated development expenditures are significant, they shall be presented separately from estimated production costs.
c. Future income tax expenses. These expenses shall be computed by applying the appropriate year-end statutory tax rates, with consideration of future tax rates already legislated, to the future pretax net cash flows relating to the entity's proved oil and gas reserves, less the tax basis of the properties involved. The future income tax expenses shall give effect to tax deductions and tax credits and allowances relating to the entity's proved oil and gas reserves.
d. Future net cash flows. These amounts are the result of subtracting future development and production costs and future income tax expenses from future cash inflows.
e. Discount. This amount shall be derived from using a discount rate of 10 percent a year to reflect the timing of the future net cash flows relating to proved oil and gas reserves.
f. Standardized measure of discounted future net cash flows. This amount is the future net cash flows less the computed discount.

(27) *Reservoir.* A porous and permeable underground formation containing a natural accumulation of producible oil and/or gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

(28) *Resources.* Resources are quantities of oil and gas estimated to exist in naturally occurring accumulations. A portion of the resources may be estimated to be recoverable, and another portion may be considered to be unrecoverable. Resources include both discovered and undiscovered accumulations.

(29) *Service well.* A well drilled or completed for the purpose of supporting production in an existing field. Specific purposes of service wells include gas injection, water injection, steam injection, air injection, salt-water disposal, water supply for injection, observation, or injection for in-situ combustion.

(30) *Stratigraphic test well.* A stratigraphic test well is a drilling effort, geologically directed, to obtain information pertaining to a specific geologic condition. Such wells customarily are drilled without the intent of being completed for hydrocarbon production. The classification also includes tests identified as core tests and all types of expendable holes related to hydrocarbon exploration. Stratigraphic tests are classified as "exploratory type" if not drilled in a known area or "development type" if drilled in a known area.

DEFINITIONS OF OIL AND GAS RESERVES

Adapted from U.S. Securities and Exchange Commission Regulation S-X Section 210.4-10(a)

(31) *Undeveloped oil and gas reserves.* Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

> *From the SEC's Compliance and Disclosure Interpretations (October 26, 2009):*
>
> *Although several types of projects — such as constructing offshore platforms and development in urban areas, remote locations or environmentally sensitive locations — by their nature customarily take a longer time to develop and therefore often do justify longer time periods, this determination must always take into consideration all of the facts and circumstances. No particular type of project per se justifies a longer time period, and any extension beyond five years should be the exception, and not the rule.*
>
> *Factors that a company should consider in determining whether or not circumstances justify recognizing reserves even though development may extend past five years include, but are not limited to, the following:*
>
> - *The company's level of ongoing significant development activities in the area to be developed (for example, drilling only the minimum number of wells necessary to maintain the lease generally would not constitute significant development activities);*
> - *The company's historical record at completing development of comparable long-term projects;*
> - *The amount of time in which the company has maintained the leases, or booked the reserves, without significant development activities;*
> - *The extent to which the company has followed a previously adopted development plan (for example, if a company has changed its development plan several times without taking significant steps to implement any of those plans, recognizing proved undeveloped reserves typically would not be appropriate); and*
> - *The extent to which delays in development are caused by external factors related to the physical operating environment (for example, restrictions on development on Federal lands, but not obtaining government permits), rather than by internal factors (for example, shifting resources to develop properties with higher priority).*

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

(32) *Unproved properties.* Properties with no proved reserves.

Cashflow Summaries

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Total Proved + Probable

MKM Engineering

TABLE 1

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	64.90	0.00	0.00
2022	4	0.74	0.00	0.00	0.57	0.00	0.00	64.90	0.00	0.00
2023	6	7.33	0.00	0.00	5.61	0.00	0.00	64.90	0.00	0.00
2024	15	23.74	0.00	0.00	18.16	0.00	0.00	64.90	0.00	0.00
2025	22	32.78	0.00	0.00	25.08	0.00	0.00	64.90	0.00	0.00
2026	30	49.85	0.00	0.00	38.13	0.00	0.00	64.90	0.00	0.00
2027	30	50.36	0.00	0.00	38.53	0.00	0.00	64.90	0.00	0.00
2028	30	46.38	0.00	0.00	35.48	0.00	0.00	64.90	0.00	0.00
2029	29	42.73	0.00	0.00	32.68	0.00	0.00	64.90	0.00	0.00
2030	29	39.75	0.00	0.00	30.41	0.00	0.00	64.90	0.00	0.00
2031	29	37.10	0.00	0.00	28.38	0.00	0.00	64.90	0.00	0.00
2032	28	34.70	0.00	0.00	26.55	0.00	0.00	64.90	0.00	0.00
2033	28	32.64	0.00	0.00	24.97	0.00	0.00	64.90	0.00	0.00
2034	28	30.65	0.00	0.00	23.45	0.00	0.00	64.90	0.00	0.00
2035	27	28.93	0.00	0.00	22.13	0.00	0.00	64.90	0.00	0.00
Sub-T		457.69	0.00	0.00	350.12	0.00	0.00	64.90	0.00	0.00
After		397.84	0.00	0.00	304.34	0.00	0.00	64.90	0.00	0.00
Total		855.53	0.00	0.00	654.46	0.00	0.00	64.90	0.00	0.00
Cum.		7,935.71	0.00	89.11						
Ult.		8,791.25	0.00	89.11						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2021	0.11	0.00	0.00	0.00	0.11	0.01	0.00	0.10
2022	36.92	0.00	0.00	0.00	36.92	2.62	0.00	34.30
2023	363.80	0.00	0.00	0.00	363.80	25.81	0.00	337.99
2024	1,178.73	0.00	0.00	0.00	1,178.73	83.63	0.00	1,095.10
2025	1,627.37	0.00	0.00	0.00	1,627.37	115.46	0.00	1,511.91
2026	2,474.88	0.00	0.00	0.00	2,474.88	175.59	0.00	2,299.28
2027	2,500.42	0.00	0.00	0.00	2,500.42	177.41	0.00	2,323.02
2028	2,302.60	0.00	0.00	0.00	2,302.60	163.37	0.00	2,139.23
2029	2,121.20	0.00	0.00	0.00	2,121.20	150.50	0.00	1,970.70
2030	1,973.52	0.00	0.00	0.00	1,973.52	140.02	0.00	1,833.50
2031	1,841.82	0.00	0.00	0.00	1,841.82	130.68	0.00	1,711.14
2032	1,722.85	0.00	0.00	0.00	1,722.85	122.24	0.00	1,600.61
2033	1,620.60	0.00	0.00	0.00	1,620.60	114.98	0.00	1,505.62
2034	1,521.83	0.00	0.00	0.00	1,521.83	107.97	0.00	1,413.85
2035	1,436.28	0.00	0.00	0.00	1,436.28	101.90	0.00	1,334.38
Sub-T	22,722.92	0.00	0.00	0.00	22,722.92	1,612.19	0.00	21,110.73
After	19,751.45	0.00	0.00	0.00	19,751.45	1,401.37	0.00	18,350.08
Total	42,474.37	0.00	0.00	0.00	42,474.37	3,013.56	0.00	39.460.81

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2021	0.15	0.00	0.00	0.00	-0.05	-0.05	-0.05	-0.05
2022	52.70	52.20	0.00	0.00	-70.60	-70.65	-66.81	-66.85
2023	76.71	338.80	0.00	0.00	-77.52	-148.17	-56.51	-123.36
2024	144.00	277.80	0.00	0.00	673.30	525.14	524.34	400.98
2025	250.49	562.80	0.00	0.00	698.62	1,223.76	500.59	901.57
2026	338.57	232.80	0.00	0.00	1,727.91	2,951.67	1,102.14	2,003.72
2027	355.22	44.00	0.00	0.00	1,923.79	4,875.46	1,113.44	3,117.15
2028	355.22	44.00	0.00	0.00	1,740.01	6,615.47	911.64	4,028.79
2029	355.22	0.00	0.00	0.00	1,615.48	8,230.95	766.03	4,794.83
2030	355.22	0.00	0.00	0.00	1,478.27	9,709.22	634.54	5,429.36
2031	352.34	0.00	0.00	0.00	1,358.80	11,068.02	528.00	5,957.36
2032	343.22	0.00	0.00	0.00	1,257.39	12,325.41	442.23	6,399.59
2033	343.22	0.00	0.00	0.00	1,162.39	13,487.80	370.02	6,769.61
2034	332.74	0.00	0.00	0.00	1,081.12	14,568.92	311.54	7,081.15
2035	324.62	0.00	0.00	0.00	1,009.76	15,578.67	263.41	7,344.56
Sub-T	3,979.66	1,552.40	0.00	0.00	15,578.67	15,578.67	7,344.56	7,344.56
After	7,342.76	0.00	0.00	0.00	11,007.33	11,007.33	1,406.33	1,406.33
Total	11,322.41	1,552.40	0.00	0.00	26,586.00	26,586.00	8,750.89	8,750.89

Present Worth Profile (M$)

PW 5.00% :	14,352.89
PW 8.00% :	10,544.82
PW 9.00% :	9,589.85
PW 12.00% :	7,352.92
PW 15.00% :	5,772.82
PW 20.00% :	4,012.37

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Proved Rsv Class
Producing Rsv Category

TABLE 2

MKM Engineering

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	64.90	0.00	0.00
2022	1	0.56	0.00	0.00	0.43	0.00	0.00	64.90	0.00	0.00
2023	1	1.83	0.00	0.00	1.40	0.00	0.00	64.90	0.00	0.00
2024	1	1.74	0.00	0.00	1.33	0.00	0.00	64.90	0.00	0.00
2025	1	1.66	0.00	0.00	1.27	0.00	0.00	64.90	0.00	0.00
2026	1	1.59	0.00	0.00	1.22	0.00	0.00	64.90	0.00	0.00
2027	1	1.52	0.00	0.00	1.16	0.00	0.00	64.90	0.00	0.00
2028	1	1.46	0.00	0.00	1.12	0.00	0.00	64.90	0.00	0.00
2029	1	1.39	0.00	0.00	1.07	0.00	0.00	64.90	0.00	0.00
2030	1	1.33	0.00	0.00	1.02	0.00	0.00	64.90	0.00	0.00
2031	1	1.28	0.00	0.00	0.98	0.00	0.00	64.90	0.00	0.00
2032	1	1.22	0.00	0.00	0.94	0.00	0.00	64.90	0.00	0.00
2033	1	1.17	0.00	0.00	0.89	0.00	0.00	64.90	0.00	0.00
2034	1	1.12	0.00	0.00	0.86	0.00	0.00	64.90	0.00	0.00
2035	1	1.07	0.00	0.00	0.82	0.00	0.00	64.90	0.00	0.00
Sub-T		18.96	0.00	0.00	14.50	0.00	0.00	64.90	0.00	0.00
After		16.22	0.00	0.00	12.41	0.00	0.00	64.90	0.00	0.00
Total		35.18	0.00	0.00	26.91	0.00	0.00	64.90	0.00	0.00
Cum.		7,935.71	0.00	89.11						
Ult.		7,970.89	0.00	89.11						

Year	Company Future Gross Revenue Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2021	0.11	0.00	0.00	0.00	0.11	0.01	0.00	0.10
2022	27.78	0.00	0.00	0.00	27.78	1.97	0.00	25.81
2023	90.97	0.00	0.00	0.00	90.97	6.45	0.00	84.52
2024	86.48	0.00	0.00	0.00	86.48	6.14	0.00	80.35
2025	82.53	0.00	0.00	0.00	82.53	5.86	0.00	76.67
2026	78.98	0.00	0.00	0.00	78.98	5.60	0.00	73.37
2027	75.58	0.00	0.00	0.00	75.58	5.36	0.00	70.21
2028	72.52	0.00	0.00	0.00	72.52	5.14	0.00	67.37
2029	69.20	0.00	0.00	0.00	69.20	4.91	0.00	64.29
2030	66.22	0.00	0.00	0.00	66.22	4.70	0.00	61.52
2031	63.37	0.00	0.00	0.00	63.37	4.50	0.00	58.87
2032	60.80	0.00	0.00	0.00	60.80	4.31	0.00	56.49
2033	58.02	0.00	0.00	0.00	58.02	4.12	0.00	53.91
2034	55.52	0.00	0.00	0.00	55.52	3.94	0.00	51.59
2035	53.13	0.00	0.00	0.00	53.13	3.77	0.00	49.36
Sub-T	941.22	0.00	0.00	0.00	941.22	66.78	0.00	874.44
After	805.13	0.00	0.00	0.00	805.13	57.12	0.00	748.01
Total	1,746.35	0.00	0.00	0.00	1,746.35	123.90	0.00	1.622.45

Year	Deductions Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes Undiscounted Annual ---- M$ ----	Undiscounted Cumulative ---- M$ ----	Discounted Ann @ 10.00% ---- M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2021	0.15	0.00	0.00	0.00	-0.05	-0.05	-0.05	-0.05
2022	47.60	0.00	0.00	0.00	-21.79	-21.84	-21.45	-21.50
2023	19.52	0.00	0.00	0.00	65.00	43.16	55.95	34.45
2024	13.12	0.00	0.00	0.00	67.23	110.40	52.42	86.87
2025	15.14	0.00	0.00	0.00	61.53	171.93	43.44	130.31
2026	13.84	0.00	0.00	0.00	59.53	231.46	38.04	168.35
2027	13.07	0.00	0.00	0.00	57.15	288.61	33.06	201.41
2028	13.07	0.00	0.00	0.00	54.30	342.91	28.44	229.85
2029	13.07	0.00	0.00	0.00	51.22	394.13	24.28	254.13
2030	13.07	0.00	0.00	0.00	48.45	442.58	20.79	274.93
2031	13.07	0.00	0.00	0.00	45.80	488.39	17.79	292.72
2032	13.07	0.00	0.00	0.00	43.42	531.81	15.27	307.99
2033	13.07	0.00	0.00	0.00	40.84	572.65	13.00	320.99
2034	13.07	0.00	0.00	0.00	38.52	611.17	11.10	332.09
2035	13.07	0.00	0.00	0.00	36.30	647.46	9.47	341.55
Sub-T	226.98	0.00	0.00	0.00	647.46	647.46	341.55	341.55
After	339.73	0.00	0.00	0.00	408.28	408.28	51.33	51.33
Total	566.71	0.00	0.00	0.00	1,055.74	1,055.74	392.89	392.89

Present Worth Profile (M$)

PW 5.00% :	602.14
PW 8.00% :	460.32
PW 9.00% :	424.50
PW 12.00% :	339.79
PW 15.00% :	278.81
PW 20.00% :	208.70

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Proved Rsv Class
Non-Producing Rsv Category

MKM Engineering

TABLE 3

Year	Wells	Estimated 8/8 Ths Production: Oil (Mbbl)	Estimated 8/8 Ths Production: NGL (Mgal)	Estimated 8/8 Ths Production: Gas (MMcf)	Net Production: Oil (Mbbl)	Net Production: NGL (Mgal)	Net Production: Gas (MMcf)	Oil ($/bbl)	NGL ($/gal)	Gas ($/Mcf)
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	3	0.18	0.00	0.00	0.14	0.00	0.00	64.90	0.00	0.00
2023	5	5.50	0.00	0.00	4.20	0.00	0.00	64.90	0.00	0.00
2024	10	13.24	0.00	0.00	10.13	0.00	0.00	64.90	0.00	0.00
2025	14	20.50	0.00	0.00	15.68	0.00	0.00	64.90	0.00	0.00
2026	18	27.44	0.00	0.00	20.99	0.00	0.00	64.90	0.00	0.00
2027	18	30.92	0.00	0.00	23.65	0.00	0.00	64.90	0.00	0.00
2028	18	29.74	0.00	0.00	22.75	0.00	0.00	64.90	0.00	0.00
2029	17	28.25	0.00	0.00	21.61	0.00	0.00	64.90	0.00	0.00
2030	17	26.90	0.00	0.00	20.58	0.00	0.00	64.90	0.00	0.00
2031	17	25.63	0.00	0.00	19.60	0.00	0.00	64.90	0.00	0.00
2032	17	24.47	0.00	0.00	18.72	0.00	0.00	64.90	0.00	0.00
2033	17	23.25	0.00	0.00	17.78	0.00	0.00	64.90	0.00	0.00
2034	17	22.14	0.00	0.00	16.94	0.00	0.00	64.90	0.00	0.00
2035	17	21.09	0.00	0.00	16.14	0.00	0.00	64.90	0.00	0.00
Sub-T		299.27	0.00	0.00	228.93	0.00	0.00	64.90	0.00	0.00
After		304.38	0.00	0.00	232.85	0.00	0.00	64.90	0.00	0.00
Total		603.65	0.00	0.00	461.78	0.00	0.00	64.90	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		603.65	0.00	0.00						

Year	Company Future Gross Revenue: Oil (M$)	NGL (M$)	Gas (M$)	Other (M$)	Total (M$)	Prod & Adv Taxes: Prod Tax (M$)	Adv Tax (M$)	Revenue after Sev & Adv (M$)
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	9.14	0.00	0.00	0.00	9.14	0.65	0.00	8.49
2023	272.83	0.00	0.00	0.00	272.83	19.36	0.00	253.47
2024	657.56	0.00	0.00	0.00	657.56	46.65	0.00	610.91
2025	1,017.75	0.00	0.00	0.00	1,017.75	72.21	0.00	945.54
2026	1,362.47	0.00	0.00	0.00	1,362.47	96.67	0.00	1,265.80
2027	1,535.09	0.00	0.00	0.00	1,535.09	108.91	0.00	1,426.17
2028	1,476.54	0.00	0.00	0.00	1,476.54	104.76	0.00	1,371.78
2029	1,402.39	0.00	0.00	0.00	1,402.39	99.50	0.00	1,302.89
2030	1,335.74	0.00	0.00	0.00	1,335.74	94.77	0.00	1,240.97
2031	1,272.27	0.00	0.00	0.00	1,272.27	90.27	0.00	1,182.00
2032	1,215.08	0.00	0.00	0.00	1,215.08	86.21	0.00	1,128.87
2033	1,154.14	0.00	0.00	0.00	1,154.14	81.89	0.00	1,072.26
2034	1,099.36	0.00	0.00	0.00	1,099.36	78.00	0.00	1,021.36
2035	1,047.20	0.00	0.00	0.00	1,047.20	74.30	0.00	972.90
Sub-T	14,857.56	0.00	0.00	0.00	14,857.56	1,054.14	0.00	13,803.41
After	15,111.61	0.00	0.00	0.00	15,111.61	1,072.17	0.00	14,039.44
Total	29,969.17	0.00	0.00	0.00	29,969.17	2,126.31	0.00	27,842.86

Year	Deductions: Lease Net Costs (M$)	Net Investments (M$)	Trans. Costs (M$)	Net Profits (M$)	Future Net Income Before Income Taxes: Undiscounted Annual (M$)	Undiscounted Cumulative (M$)	Discounted Ann @ 10.00% (M$)	Disc. Cum. Annual @ 10.00% (M$)
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	5.10	52.20	0.00	0.00	-48.81	-48.81	-45.35	-45.35
2023	57.19	8.80	0.00	0.00	187.48	138.67	159.08	113.73
2024	93.08	97.80	0.00	0.00	420.03	558.70	325.56	439.30
2025	168.75	112.80	0.00	0.00	663.99	1,222.69	466.50	905.80
2026	208.33	112.80	0.00	0.00	944.67	2,167.37	601.60	1,507.39
2027	216.16	44.00	0.00	0.00	1,166.02	3,333.38	674.45	2,181.85
2028	216.16	44.00	0.00	0.00	1,111.62	4,445.01	582.21	2,764.05
2029	216.16	0.00	0.00	0.00	1,086.74	5,531.74	515.17	3,279.23
2030	216.16	0.00	0.00	0.00	1,024.81	6,556.55	439.80	3,719.02
2031	216.16	0.00	0.00	0.00	965.85	7,522.40	375.23	4,094.25
2032	216.16	0.00	0.00	0.00	912.71	8,435.11	320.96	4,415.22
2033	216.16	0.00	0.00	0.00	856.10	9,291.21	272.50	4,687.71
2034	216.16	0.00	0.00	0.00	805.21	10,096.42	232.02	4,919.73
2035	216.16	0.00	0.00	0.00	756.75	10,853.17	197.40	5,117.13
Sub-T	2,477.85	472.40	0.00	0.00	10,853.17	10,853.17	5,117.13	5,117.13
After	5,619.47	0.00	0.00	0.00	8,419.97	8,419.97	1,058.99	1,058.99
Total	8,097.32	472.40	0.00	0.00	19,273.13	19,273.13	6,176.12	6,176.12

Present Worth Profile (M$)

PW 5.00% :	10,218.91
PW 8.00% :	7,461.36
PW 9.00% :	6,775.96
PW 12.00% :	5,181.70
PW 15.00% :	4,066.19
PW 20.00% :	2,835.05

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Total Proved

TABLE 4

MKM Engineering

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	Estimated 8/8 Ths Production NGL ---- Mgal ----	Estimated 8/8 Ths Production Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	Net Production NGL ----- Mgal -----	Net Production Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	64.90	0.00	0.00
2022	4	0.74	0.00	0.00	0.57	0.00	0.00	64.90	0.00	0.00
2023	6	7.33	0.00	0.00	5.61	0.00	0.00	64.90	0.00	0.00
2024	11	14.99	0.00	0.00	11.46	0.00	0.00	64.90	0.00	0.00
2025	15	22.16	0.00	0.00	16.95	0.00	0.00	64.90	0.00	0.00
2026	19	29.03	0.00	0.00	22.21	0.00	0.00	64.90	0.00	0.00
2027	19	32.44	0.00	0.00	24.82	0.00	0.00	64.90	0.00	0.00
2028	19	31.20	0.00	0.00	23.87	0.00	0.00	64.90	0.00	0.00
2029	18	29.64	0.00	0.00	22.67	0.00	0.00	64.90	0.00	0.00
2030	18	28.24	0.00	0.00	21.60	0.00	0.00	64.90	0.00	0.00
2031	18	26.90	0.00	0.00	20.58	0.00	0.00	64.90	0.00	0.00
2032	18	25.70	0.00	0.00	19.66	0.00	0.00	64.90	0.00	0.00
2033	18	24.42	0.00	0.00	18.68	0.00	0.00	64.90	0.00	0.00
2034	18	23.26	0.00	0.00	17.79	0.00	0.00	64.90	0.00	0.00
2035	18	22.16	0.00	0.00	16.95	0.00	0.00	64.90	0.00	0.00
Sub-T		318.22	0.00	0.00	243.43	0.00	0.00	64.90	0.00	0.00
After		320.60	0.00	0.00	245.25	0.00	0.00	64.90	0.00	0.00
Total		638.82	0.00	0.00	488.68	0.00	0.00	64.90	0.00	0.00
Cum.		7,935.71	0.00	89.11						
Ult.		8,574.54	0.00	89.11						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2021	0.11	0.00	0.00	0.00	0.11	0.01	0.00	0.10
2022	36.92	0.00	0.00	0.00	36.92	2.62	0.00	34.30
2023	363.80	0.00	0.00	0.00	363.80	25.81	0.00	337.99
2024	744.05	0.00	0.00	0.00	744.05	52.79	0.00	691.26
2025	1,100.28	0.00	0.00	0.00	1,100.28	78.06	0.00	1,022.21
2026	1,441.45	0.00	0.00	0.00	1,441.45	102.27	0.00	1,339.18
2027	1,610.66	0.00	0.00	0.00	1,610.66	114.28	0.00	1,496.39
2028	1,549.05	0.00	0.00	0.00	1,549.05	109.91	0.00	1,439.15
2029	1,471.59	0.00	0.00	0.00	1,471.59	104.41	0.00	1,367.18
2030	1,401.96	0.00	0.00	0.00	1,401.96	99.47	0.00	1,302.49
2031	1,335.64	0.00	0.00	0.00	1,335.64	94.76	0.00	1,240.87
2032	1,275.88	0.00	0.00	0.00	1,275.88	90.52	0.00	1,185.36
2033	1,212.17	0.00	0.00	0.00	1,212.17	86.00	0.00	1,126.16
2034	1,154.89	0.00	0.00	0.00	1,154.89	81.94	0.00	1,072.95
2035	1,100.33	0.00	0.00	0.00	1,100.33	78.07	0.00	1,022.27
Sub-T	15,798.78	0.00	0.00	0.00	15,798.78	1,120.92	0.00	14,677.85
After	15,916.75	0.00	0.00	0.00	15,916.75	1,129.29	0.00	14,787.45
Total	31,715.52	0.00	0.00	0.00	31,715.52	2,250.22	0.00	29.465.31

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2021	0.15	0.00	0.00	0.00	-0.05	-0.05	-0.05	-0.05
2022	52.70	52.20	0.00	0.00	-70.60	-70.65	-66.81	-66.85
2023	76.71	8.80	0.00	0.00	252.48	181.83	215.03	148.18
2024	106.20	97.80	0.00	0.00	487.26	669.09	377.99	526.17
2025	183.89	112.80	0.00	0.00	725.53	1,394.62	509.94	1,036.10
2026	222.17	112.80	0.00	0.00	1,004.21	2,398.83	639.64	1,675.74
2027	229.22	44.00	0.00	0.00	1,223.16	3,621.99	707.52	2,383.26
2028	229.22	44.00	0.00	0.00	1,165.92	4,787.91	610.65	2,993.91
2029	229.22	0.00	0.00	0.00	1,137.96	5,925.87	539.45	3,533.36
2030	229.22	0.00	0.00	0.00	1,073.26	6,999.14	460.59	3,993.95
2031	229.22	0.00	0.00	0.00	1,011.65	8,010.79	393.02	4,386.97
2032	229.22	0.00	0.00	0.00	956.13	8,966.92	336.23	4,723.21
2033	229.22	0.00	0.00	0.00	896.94	9,863.86	285.49	5,008.70
2034	229.22	0.00	0.00	0.00	843.72	10,707.59	243.12	5,251.82
2035	229.22	0.00	0.00	0.00	793.04	11,500.63	206.87	5,458.68
Sub-T	2,704.83	472.40	0.00	0.00	11,500.63	11,500.63	5,458.68	5,458.68
After	5,959.21	0.00	0.00	0.00	8,828.25	8,828.25	1,110.32	1,110.32
Total	8,664.03	472.40	0.00	0.00	20,328.87	20,328.87	6,569.00	6,569.00

Present Worth Profile (M$)

PW 5.00% :	10,821.06
PW 8.00% :	7,921.68
PW 9.00% :	7,200.46
PW 12.00% :	5,521.49
PW 15.00% :	4,345.00
PW 20.00% :	3,043.75

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

MKM Engineering

Probable Rsv Class
Behind Pipe Rsv Category

TABLE 5

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Net Production Oil ---- Mbbl ----	NGL ---- Mgal ----	Gas ---- MMcf ----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	3	2.37	0.00	0.00	1.81	0.00	0.00	64.90	0.00	0.00
2025	6	5.79	0.00	0.00	4.43	0.00	0.00	64.90	0.00	0.00
2026	9	10.79	0.00	0.00	8.25	0.00	0.00	64.90	0.00	0.00
2027	9	10.32	0.00	0.00	7.90	0.00	0.00	64.90	0.00	0.00
2028	9	9.40	0.00	0.00	7.19	0.00	0.00	64.90	0.00	0.00
2029	9	8.72	0.00	0.00	6.67	0.00	0.00	64.90	0.00	0.00
2030	9	8.21	0.00	0.00	6.28	0.00	0.00	64.90	0.00	0.00
2031	9	7.69	0.00	0.00	5.88	0.00	0.00	64.90	0.00	0.00
2032	8	7.10	0.00	0.00	5.43	0.00	0.00	64.90	0.00	0.00
2033	8	6.79	0.00	0.00	5.19	0.00	0.00	64.90	0.00	0.00
2034	8	6.51	0.00	0.00	4.98	0.00	0.00	64.90	0.00	0.00
2035	8	6.24	0.00	0.00	4.77	0.00	0.00	64.90	0.00	0.00
Sub-T		89.93	0.00	0.00	68.80	0.00	0.00	64.90	0.00	0.00
After		77.05	0.00	0.00	58.94	0.00	0.00	64.90	0.00	0.00
Total		166.98	0.00	0.00	127.74	0.00	0.00	64.90	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		166.98	0.00	0.00						

Year	Company Future Gross Revenue Oil ---- M$ ----	NGL ---- M$ ----	Gas ---- M$ ----	Other ---- M$ ----	Total ---- M$ ----	Prod & Adv Taxes Prod Tax ---- M$ ----	Adv Tax ---- M$ ----	Revenue after Sev & Adv ---- M$ ----
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	117.62	0.00	0.00	0.00	117.62	8.35	0.00	109.28
2025	287.54	0.00	0.00	0.00	287.54	20.40	0.00	267.14
2026	535.57	0.00	0.00	0.00	535.57	38.00	0.00	497.57
2027	512.43	0.00	0.00	0.00	512.43	36.36	0.00	476.08
2028	466.90	0.00	0.00	0.00	466.90	33.13	0.00	433.77
2029	433.03	0.00	0.00	0.00	433.03	30.72	0.00	402.31
2030	407.42	0.00	0.00	0.00	407.42	28.91	0.00	378.51
2031	381.78	0.00	0.00	0.00	381.78	27.09	0.00	354.70
2032	352.46	0.00	0.00	0.00	352.46	25.01	0.00	327.45
2033	337.03	0.00	0.00	0.00	337.03	23.91	0.00	313.12
2034	323.18	0.00	0.00	0.00	323.18	22.93	0.00	300.25
2035	309.89	0.00	0.00	0.00	309.89	21.99	0.00	287.91
Sub-T	4,464.86	0.00	0.00	0.00	4,464.86	316.78	0.00	4,148.08
After	3,825.26	0.00	0.00	0.00	3,825.26	271.40	0.00	3,553.86
Total	8,290.12	0.00	0.00	0.00	8,290.12	588.18	0.00	7,701.94

Year	Deductions Lease Net Costs ---- M$ ----	Net Investments ---- M$ ----	Trans. Costs ---- M$ ----	Net Profits ---- M$ ----	Future Net Income Before Income Taxes Undiscounted Annual ---- M$ ----	Undiscounted Cumulative ---- M$ ----	Discounted Ann @ 10.00% ---- M$ ----	Disc. Cum. Annual @ 10.00% ---- M$ ----
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	60.00	0.00	0.00	-60.00	-60.00	-49.43	-49.43
2024	19.20	180.00	0.00	0.00	-89.92	-149.92	-69.33	-118.76
2025	48.00	180.00	0.00	0.00	39.14	-110.78	28.35	-90.41
2026	79.20	120.00	0.00	0.00	298.37	187.59	190.10	99.69
2027	88.80	0.00	0.00	0.00	387.28	574.87	224.23	323.92
2028	88.80	0.00	0.00	0.00	344.97	919.84	180.74	504.66
2029	88.80	0.00	0.00	0.00	313.51	1,233.35	148.65	653.31
2030	88.80	0.00	0.00	0.00	289.71	1,523.06	124.34	777.65
2031	85.92	0.00	0.00	0.00	268.78	1,791.84	104.44	882.10
2032	76.80	0.00	0.00	0.00	250.65	2,042.49	88.14	970.23
2033	76.80	0.00	0.00	0.00	236.32	2,278.81	75.21	1,045.45
2034	76.80	0.00	0.00	0.00	223.45	2,502.26	64.38	1,109.83
2035	76.80	0.00	0.00	0.00	211.11	2,713.36	55.06	1,164.90
Sub-T	894.72	540.00	0.00	0.00	2,713.36	2,713.36	1,164.90	1,164.90
After	1,375.39	0.00	0.00	0.00	2,178.47	2,178.47	295.86	295.86
Total	2,270.10	540.00	0.00	0.00	4,891.83	4,891.83	1,460.76	1,460.76

Present Worth Profile (M$)

PW 5.00% :	2,543.88
PW 8.00% :	1,806.00
PW 9.00% :	1,621.87
PW 12.00% :	1,194.30
PW 15.00% :	897.70
PW 20.00% :	576.75

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Probable Rsv Class
Undeveloped Rsv Category

TABLE 6

MKM Engineering

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	1	6.39	0.00	0.00	4.89	0.00	0.00	64.90	0.00	0.00
2025	1	4.83	0.00	0.00	3.69	0.00	0.00	64.90	0.00	0.00
2026	2	10.03	0.00	0.00	7.67	0.00	0.00	64.90	0.00	0.00
2027	2	7.60	0.00	0.00	5.81	0.00	0.00	64.90	0.00	0.00
2028	2	5.77	0.00	0.00	4.42	0.00	0.00	64.90	0.00	0.00
2029	2	4.36	0.00	0.00	3.34	0.00	0.00	64.90	0.00	0.00
2030	2	3.31	0.00	0.00	2.53	0.00	0.00	64.90	0.00	0.00
2031	2	2.51	0.00	0.00	1.92	0.00	0.00	64.90	0.00	0.00
2032	2	1.90	0.00	0.00	1.46	0.00	0.00	64.90	0.00	0.00
2033	2	1.44	0.00	0.00	1.10	0.00	0.00	64.90	0.00	0.00
2034	2	0.88	0.00	0.00	0.67	0.00	0.00	64.90	0.00	0.00
2035	1	0.52	0.00	0.00	0.40	0.00	0.00	64.90	0.00	0.00
Sub-T		49.54	0.00	0.00	37.89	0.00	0.00	64.90	0.00	0.00
After		0.19	0.00	0.00	0.15	0.00	0.00	64.90	0.00	0.00
Total		49.73	0.00	0.00	38.04	0.00	0.00	64.90	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		49.73	0.00	0.00						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	317.06	0.00	0.00	0.00	317.06	22.50	0.00	294.56
2025	239.55	0.00	0.00	0.00	239.55	17.00	0.00	222.55
2026	497.86	0.00	0.00	0.00	497.86	35.32	0.00	462.54
2027	377.32	0.00	0.00	0.00	377.32	26.77	0.00	350.55
2028	286.65	0.00	0.00	0.00	286.65	20.34	0.00	266.31
2029	216.57	0.00	0.00	0.00	216.57	15.37	0.00	201.21
2030	164.14	0.00	0.00	0.00	164.14	11.65	0.00	152.49
2031	124.40	0.00	0.00	0.00	124.40	8.83	0.00	115.57
2032	94.51	0.00	0.00	0.00	94.51	6.71	0.00	87.80
2033	71.40	0.00	0.00	0.00	71.40	5.07	0.00	66.34
2034	43.76	0.00	0.00	0.00	43.76	3.10	0.00	40.66
2035	26.06	0.00	0.00	0.00	26.06	1.85	0.00	24.21
Sub-T	2,459.28	0.00	0.00	0.00	2,459.28	174.49	0.00	2,284.80
After	9.44	0.00	0.00	0.00	9.44	0.67	0.00	8.77
Total	2,468.73	0.00	0.00	0.00	2,468.73	175.16	0.00	2.293.57

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	270.00	0.00	0.00	-270.00	-270.00	-222.12	-222.12
2024	18.60	0.00	0.00	0.00	275.96	5.96	215.69	-6.43
2025	18.60	270.00	0.00	0.00	-66.05	-60.09	-37.69	-44.12
2026	37.20	0.00	0.00	0.00	425.34	365.25	272.41	228.28
2027	37.20	0.00	0.00	0.00	313.35	678.60	181.69	409.97
2028	37.20	0.00	0.00	0.00	229.11	907.72	120.26	530.23
2029	37.20	0.00	0.00	0.00	164.01	1,071.72	77.93	608.16
2030	37.20	0.00	0.00	0.00	115.29	1,187.02	49.60	657.76
2031	37.20	0.00	0.00	0.00	78.37	1,265.39	30.53	688.29
2032	37.20	0.00	0.00	0.00	50.60	1,315.99	17.86	706.15
2033	37.20	0.00	0.00	0.00	29.14	1,345.13	9.32	715.46
2034	26.71	0.00	0.00	0.00	13.95	1,359.07	4.04	719.51
2035	18.60	0.00	0.00	0.00	5.61	1,364.68	1.48	720.98
Sub-T	380.11	540.00	0.00	0.00	1,364.68	1,364.68	720.98	720.98
After	8.16	0.00	0.00	0.00	0.61	0.61	0.15	0.15
Total	388.28	540.00	0.00	0.00	1,365.29	1,365.29	721.13	721.13

Present Worth Profile (M$)

PW 5.00% :	987.96
PW 8.00% :	817.14
PW 9.00% :	767.52
PW 12.00% :	637.13
PW 15.00% :	530.12
PW 20.00% :	391.86

Petrolia SUDS
Reserve and Economic Projection
As of 12/31/2021

Total Probable

MKM Engineering

TABLE 7

Year	Wells	Estimated 8/8 Ths Production Oil ---- Mbbl -----	NGL ---- Mgal ----	Gas ----- MMcf-----	Net Production Oil ----- Mbbl -----	NGL ----- Mgal -----	Gas ----- MMcf -----	Oil - $/bbl -	NGL - $/gal -	Gas - $/Mcf -
2021	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	4	8.76	0.00	0.00	6.70	0.00	0.00	64.90	0.00	0.00
2025	7	10.62	0.00	0.00	8.12	0.00	0.00	64.90	0.00	0.00
2026	11	20.82	0.00	0.00	15.92	0.00	0.00	64.90	0.00	0.00
2027	11	17.92	0.00	0.00	13.71	0.00	0.00	64.90	0.00	0.00
2028	11	15.18	0.00	0.00	11.61	0.00	0.00	64.90	0.00	0.00
2029	11	13.08	0.00	0.00	10.01	0.00	0.00	64.90	0.00	0.00
2030	11	11.51	0.00	0.00	8.81	0.00	0.00	64.90	0.00	0.00
2031	11	10.20	0.00	0.00	7.80	0.00	0.00	64.90	0.00	0.00
2032	10	9.00	0.00	0.00	6.89	0.00	0.00	64.90	0.00	0.00
2033	10	8.23	0.00	0.00	6.29	0.00	0.00	64.90	0.00	0.00
2034	10	7.39	0.00	0.00	5.65	0.00	0.00	64.90	0.00	0.00
2035	9	6.77	0.00	0.00	5.18	0.00	0.00	64.90	0.00	0.00
Sub-T		139.47	0.00	0.00	106.69	0.00	0.00	64.90	0.00	0.00
After		77.24	0.00	0.00	59.09	0.00	0.00	64.90	0.00	0.00
Total		216.71	0.00	0.00	165.78	0.00	0.00	64.90	0.00	0.00
Cum.		0.00	0.00	0.00						
Ult.		216.71	0.00	0.00						

Year	Company Future Gross Revenue Oil ------ M$ ------	NGL ------ M$ ------	Gas ------ M$ ------	Other ------ M$ ------	Total ------ M$ ------	Prod & Adv Taxes Prod Tax ------ M$ ------	Adv Tax ------ M$ ------	Revenue after Sev & Adv ------- M$ --------
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2024	434.68	0.00	0.00	0.00	434.68	30.84	0.00	403.84
2025	527.09	0.00	0.00	0.00	527.09	37.40	0.00	489.69
2026	1,033.43	0.00	0.00	0.00	1,033.43	73.32	0.00	960.11
2027	889.76	0.00	0.00	0.00	889.76	63.13	0.00	826.63
2028	753.55	0.00	0.00	0.00	753.55	53.46	0.00	700.08
2029	649.60	0.00	0.00	0.00	649.60	46.09	0.00	603.52
2030	571.56	0.00	0.00	0.00	571.56	40.55	0.00	531.01
2031	506.18	0.00	0.00	0.00	506.18	35.91	0.00	470.27
2032	446.97	0.00	0.00	0.00	446.97	31.71	0.00	415.25
2033	408.43	0.00	0.00	0.00	408.43	28.98	0.00	379.45
2034	366.94	0.00	0.00	0.00	366.94	26.03	0.00	340.91
2035	335.95	0.00	0.00	0.00	335.95	23.84	0.00	312.12
Sub-T	6,924.14	0.00	0.00	0.00	6,924.14	491.27	0.00	6,432.88
After	3,834.70	0.00	0.00	0.00	3,834.70	272.07	0.00	3,562.63
Total	10,758.85	0.00	0.00	0.00	10,758.85	763.34	0.00	9,995.51

Year	Deductions Lease Net Costs ------ M$ ------	Net Investments ------ M$ ------	Trans. Costs ------ M$ ------	Net Profits ------ M$ ------	Future Net Income Before Income Taxes Undiscounted Annual ------ M$ ------	Undiscounted Cumulative ------- M$ -------	Discounted Ann @ 10.00% -------M$ -------	Disc. Cum. Annual @ 10.00% ------- M$ -------
2021	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2022	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2023	0.00	330.00	0.00	0.00	-330.00	-330.00	-271.54	-271.54
2024	37.80	180.00	0.00	0.00	186.04	-143.96	146.35	-125.19
2025	66.60	450.00	0.00	0.00	-26.91	-170.87	-9.34	-134.53
2026	116.40	120.00	0.00	0.00	723.71	552.84	462.51	327.97
2027	126.00	0.00	0.00	0.00	700.63	1,253.47	405.92	733.89
2028	126.00	0.00	0.00	0.00	574.08	1,827.56	301.00	1,034.89
2029	126.00	0.00	0.00	0.00	477.52	2,305.07	226.58	1,261.47
2030	126.00	0.00	0.00	0.00	405.01	2,710.08	173.95	1,435.41
2031	123.12	0.00	0.00	0.00	347.15	3,057.23	134.98	1,570.39
2032	114.00	0.00	0.00	0.00	301.25	3,358.49	105.99	1,676.38
2033	114.00	0.00	0.00	0.00	265.45	3,623.94	84.53	1,760.91
2034	103.51	0.00	0.00	0.00	237.39	3,861.33	68.42	1,829.34
2035	95.40	0.00	0.00	0.00	216.72	4,078.05	56.54	1,885.88
Sub-T	1,274.83	1,080.00	0.00	0.00	4,078.05	4,078.05	1,885.88	1,885.88
After	1,383.55	0.00	0.00	0.00	2,179.08	2,179.08	296.01	296.01
Total	2,658.38	1,080.00	0.00	0.00	6,257.13	6,257.13	2,181.89	2,181.89

Present Worth Profile (M$)

PW 5.00% :	3,531.84
PW 8.00% :	2,623.14
PW 9.00% :	2,389.39
PW 12.00% :	1,831.43
PW 15.00% :	1,427.82
PW 20.00% :	968.61

Tabular Summaries

Economic One-Liners

Project Name : **Petrolia SUDS**

As of Date: 12/31/2021

MKM ENGINEERING

TABLE 8

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. CF (M$)	Life (years)
Proved Rsv Class											
Producing Rsv Category											
WEST SLICK UNIT DUTCHER SAND -	*P-DP*	26.91	0.00	1,746.35	0.00	0.00	690.61	0.00	1,055.74	392.89	40.00
	Total	**26.91**	**0.00**	**1,746.35**	**0.00**	**0.00**	**690.61**	**0.00**	**1,055.74**	**392.89**	**40.00**
Proved Rsv Class											
Non-Producing Rsv Category											
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	35.16	0.00	2,281.68	0.00	0.00	685.95	2.20	1,593.53	616.56	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	27.38	0.00	1,777.28	0.00	0.00	636.91	2.20	1,138.17	444.28	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	27.27	0.00	1,769.64	0.00	0.00	627.53	2.20	1,139.91	424.32	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	27.15	0.00	1,762.00	0.00	0.00	619.72	17.20	1,125.09	392.15	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	26.91	0.00	1,746.61	0.00	0.00	605.07	17.20	1,124.34	355.17	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	26.66	0.00	1,730.39	0.00	0.00	589.15	17.20	1,124.04	322.54	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	27.03	0.00	1,754.55	0.00	0.00	612.93	17.20	1,124.42	372.76	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	26.53	0.00	1,722.09	0.00	0.00	581.70	17.20	1,123.18	307.01	40.00
EAST SLICK UNIT DUTCHER SAND -	*P-NP*	26.79	0.00	1,738.75	0.00	0.00	596.92	17.20	1,124.62	338.54	40.00
FIELD INFRASTRUCTURE	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	50.00	-50.00	-46.40	0.84
PLUG & ABANDONMENT	*P-NP*	0.00	0.00	0.00	0.00	0.00	0.00	220.00	-220.00	-141.95	6.58
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.58	0.00	1,725.06	0.00	0.00	620.57	2.20	1,102.30	376.19	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.30	0.00	1,706.78	0.00	0.00	606.36	17.20	1,083.22	329.03	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.01	0.00	1,687.83	0.00	0.00	589.75	17.20	1,080.88	299.15	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.44	0.00	1,715.75	0.00	0.00	613.21	17.20	1,085.34	346.19	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.15	0.00	1,697.22	0.00	0.00	386.68	17.20	1,293.34	350.09	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	25.85	0.00	1,677.85	0.00	0.00	581.94	17.20	1,078.72	284.94	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.84	0.00	1,741.88	0.00	0.00	640.00	2.20	1,099.68	411.20	40.00
WEST SLICK UNIT DUTCHER SAND -	*P-NP*	26.71	0.00	1,733.79	0.00	0.00	629.25	2.20	1,102.35	394.35	40.00
	Total	**461.78**	**0.00**	**29,969.17**	**0.00**	**0.00**	**10,223.64**	**472.40**	**19,273.13**	**6,176.12**	**40.00**
Proved Rsv Class	**Total**	**488.68**	**0.00**	**31,715.52**	**0.00**	**0.00**	**10,914.25**	**472.40**	**20,328.87**	**6,569.00**	**40.00**
Probable Rsv Class											
Behind Pipe Rsv Category											
BOOCH BP	*PR-BP*	5.34	0.00	346.66	0.00	0.00	93.71	60.00	192.94	107.34	9.77
SEC 10-1 BP (East)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.56	60.00	587.37	172.73	31.67
SEC 10-2 BP (East)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.36	151.36	33.00
SEC 3-1 BP (Eastt)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.36	167.20	32.00
SEC 4-1 BP (West)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.35	178.57	31.33
SEC 9-1 BP (West)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.54	60.00	587.39	190.87	30.67
SEC 9-2 BP (West)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.36	184.69	31.00

Economic One-Liners

Project Name : **Petrolia SUDS**

As of Date: 12/31/2021

MKM ENGINEERING

TABLE 8

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Gas (MMcf)	Net Revenue Oil (M$)	Gas (M$)	Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Disc. CF (M$)	Life (years)
SEC 9-3 BP (West)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.35	161.66	32.33
SEC 9-4 BP (West)	*PR-BP*	15.30	0.00	992.93	0.00	0.00	345.58	60.00	587.35	146.35	33.33
	Total	**127.74**	**0.00**	**8,290.12**	**0.00**	**0.00**	**2,858.29**	**540.00**	**4,891.83**	**1,460.76**	**33.33**
Probable Rsv Class											
Undeveloped Rsv Category											
MISENER LOC 1	*PR-UD*	19.02	0.00	1,234.36	0.00	0.00	281.69	270.00	682.67	396.39	12.44
MISENER LOC 2	*PR-UD*	19.02	0.00	1,234.36	0.00	0.00	281.74	270.00	682.62	324.74	14.44
	Total	**38.04**	**0.00**	**2,468.73**	**0.00**	**0.00**	**563.43**	**540.00**	**1,365.29**	**721.13**	**14.44**
Probable Rsv Class	**Total**	**165.78**	**0.00**	**10,758.85**	**0.00**	**0.00**	**3,421.72**	**1,080.00**	**6,257.13**	**2,181.89**	**33.33**
Grand Total	**Total**	**654.46**	**0.00**	**42,474.37**	**0.00**	**0.00**	**14,335.97**	**1,552.40**	**26,586.00**	**8,750.89**	**40.00**

Gross Ultimates, Interests & Prices

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES and EVALUATED INTERESTS

TABLE 9

As of 12/31/2021

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
Proved Reserve Class									
Producing Reserve Category									
WEST SLICK UNIT DUTCHER SAND	P-DP	7,970.89	89.11	35.18	0.00	7,935.71	89.11	1.00000000	0.76497391
		7,970.89	**89.11**	**35.18**	**0.00**	**7,935.71**	**89.11**		
Proved Reserve Class									
Non Producing Reserve Category									
EAST SLICK UNIT DUTCHER SAND - 5006	P-NP	45.96	0.00	45.96	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 11	P-NP	35.80	0.00	35.80	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 12	P-NP	35.64	0.00	35.64	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 1	P-NP	35.49	0.00	35.49	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 3	P-NP	35.18	0.00	35.18	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 5	P-NP	34.85	0.00	34.85	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 2	P-NP	35.34	0.00	35.34	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 6	P-NP	34.69	0.00	34.69	0.00	0.00	0.00	1.00000000	0.76497391
EAST SLICK UNIT DUTCHER SAND - 4	P-NP	35.02	0.00	35.02	0.00	0.00	0.00	1.00000000	0.76497391
FIELD INFRASTRUCTURE	P-NP	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76497391
PLUG & ABANDONMENT	P-NP	0.00	0.00	0.00	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 6	P-NP	33.80	0.00	33.80	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 281	P-NP	34.92	0.00	34.92	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 1	P-NP	34.75	0.00	34.75	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 3	P-NP	34.38	0.00	34.38	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 5	P-NP	34.00	0.00	34.00	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 2	P-NP	34.56	0.00	34.56	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 4	P-NP	34.19	0.00	34.19	0.00	0.00	0.00	1.00000000	0.76497391
WEST SLICK UNIT DUTCHER SAND - 38	P-NP	35.09	0.00	35.09	0.00	0.00	0.00	1.00000000	0.76497391
		603.65	**0.00**	**603.65**	**0.00**	**0.00**	**0.00**		
Proved Reserve Class		**8,574.54**	**89.11**	**638.82**	**0.00**	**7,935.71**	**89.11**		
Probable Reserve Class									
Behind Pipe Reserve Category									
BOOCH BP	Pr-BP	6.98	0.00	6.98	0.00	0.00	0.00	1.00000000	0.76497391
SEC 10-1 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 10-2 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391

GROSS ULTIMATE, REMAINING AND CUMULATIVE RESERVES
and EVALUATED INTERESTS

TABLE 9

As of 12/31/2021

Lease Name	Reserve Category	Ultimate Oil (MBbls)	Ultimate Gas (MMcf)	Rem Oil (MBbls)	Rem Gas (MMcf)	Cum Oil (MBbls)	Cum Gas (MMcf)	Working Interest Decimal	Revenue Interest Decimal
SEC 3-1 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 4-1 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 9-1 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 9-2 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 9-3 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
SEC 9-4 BP	Pr-BP	20.00	0.00	20.00	0.00	0.00	0.00	1.00000000	0.76497391
		166.98	**0.00**	**166.98**	**0.00**	**0.00**	**0.00**		
Probable Reserve Class									
Undeveloped Reserve Category									
MISENER LOC 1	P-UD	24.86	0.00	24.86	0.00	0.00	0.00	1.00000000	0.76497391
MISENER LOC 2	P-UD	24.86	0.00	24.86	0.00	0.00	0.00	1.00000000	0.76497391
		49.73	**0.00**	**49.73**	**0.00**	**0.00**	**0.00**		
Probable Reserve Class		**216.71**	**0.00**	**216.71**	**0.00**	**0.00**	**0.00**		
Total Proved + Probable Class		**8,791.25**	**89.11**	**855.53**	**0.00**	**7,935.71**	**89.11**		